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                                                                    EXHIBIT 21.1

                  LIST OF SUBSIDIARIES OF PANAMSAT CORPORATION

Entity                                               State of Incorporation
------                                               ----------------------
G2 Satellite Solutions Corporation                   Delaware
AccessPAS, Inc.                                      Delaware